Exhibit 10.13

FORM OF

MERCADOLIBRE, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of the      day of             , 200    , governs the Restricted Stock award granted by MERCADOLIBRE, INC., a Delaware corporation (the “Company”), to                      (the “Participant”), in accordance with and subject to the provisions of the Company’s Amended and Restated 1999 Stock Option and Restricted Stock Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Awards. In accordance with the Plan, and effective as of                     , 200     (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Restricted Stock award of              shares of Common Stock (the “Stock Award”).

2. Vesting. The Participant’s interest in the shares of Common Stock covered by the Stock Award shall be vested and nonforfeitable on                      , 200    , if the Participant remains a member of the Board from the Date of Grant until                      , 200    . Notwithstanding the preceding sentence, the Participant’s interest in all of the shares of Common Stock covered by the Stock Award shall be vested and nonforfeitable on the date of the Participant’s death if the Participant remains a member of the Board from the Date of Grant until the date of his death. If the Participant ceases to be a member of the Board prior to                      , 200    , for any reason other than death, any shares of Common Stock covered by the Stock Award shall be forfeited on the date that the Participant ceases to be a member of the Board.

3. Transferability. Shares of Common Stock covered by the Stock Award that have not become vested and nonforfeitable under Section 2 cannot be transferred. The shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable under Section 2.

4. Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights as a shareholder of the Company with respect to the shares of Common Stock covered by the Stock Award, including the right to vote the shares and to receive, free of all restrictions, all dividends on the shares. Notwithstanding the preceding sentence, any shares of Common Stock issued with respect to the Common Stock covered by the Stock Award in a stock dividend, stock split, etc., shall be vested and transferable to the extent that this Stock Award has become vested and transferable under Section 2.

5. No Right to Continued Service. The grant of the Stock Award does not give the Participant any right with respect to continuance of service with the Company, nor shall it interfere in any way with the right of the Company to terminate his service at any time.

6. Custody of Certificate. The certificate evidencing the Common Stock covered by the Stock Award (and any shares issued with respect to those shares) shall be held by, or on behalf of, the Company until the shares have become vested and transferable under Section 2.

7. Grant of Stock Power. The Participant hereby appoints the Company’s Chief Executive Officer, or his or her successor, as the true and lawful attorney of the Participant, to endorse and execute for and in the name and stead of the Participant any certificates evidencing the shares of Common Stock covered by the Stock Award (and any shares issued with respect to those shares) that are forfeited under Section 2.

8. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

9. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

10. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to him and agrees to be bound by all the terms and provisions of the Plan.

11. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and his or her successors in interest and the successors of the Company.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement effective as of the date set forth above.

MERCADOLIBRE, INC.

By:
Name:	Marcos Galperín
Title:	President and Chief Executive Officer

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